Series Number: 1
For period ending 7/31/14

48)
Investor, R, and Advisor
First $500 million 1.100%
Next $500 million 1.050%
Next $4 billion 1.000%
Next $5 billion 0.990%
Next $5 billion 0.980%
Next $5 billion 0.970%
Next $5 billion 0.950%
Next $5 billion 0.900%
Over $30 billion 0.800%

Institutional
First $500 million 0.900%
Next $500 million 0.850%
Next $4 billion 0.800%
Next $5 billion 0.790%
Next $5 billion 0.780%
Next $5 billion 0.770%
Next $5 billion 0.750%
Next $5 billion 0.700%
Over $30 billion 0.600%

72DD)                      1. Total income dividends for which record date passed during the period
Investor Class                                                      111
Institutional Class                                           -

2. Dividends for a second class of open-end company shares
R Class                                           -
Advisor Class                                                      2

73A)           1. Dividends from net investment income
Investor Class                                                      $0.1438
Institutional Class                                           $0.1734

2. Dividends for a second class of open-end company shares
R Class                                           $0.0698
Advisor Class                                                      $0.1068

74U)           1. Number of shares outstanding (000's omitted)
Investor Class                                                      923
Institutional Class                                           1

2. Number of shares outstanding of a second class of open-end company shares (000'somitted)
R Class                                            27
Advisor Class                                                      42

74V)           1. Net asset value per share (to nearest cent)
Investor Class                                                      $16.06
Institutional Class                                           $16.12

2. Net asset value per share of a second class of open-end company shares (to nearestcent)
R Class                                           $15.84
Advisor Class                                                      $15.95

Series Number: 2
For period ending 7/31/14

48)
Investor, R, and Advisor
First $500 million 1.100%
Next $500 million 1.050%
Next $4 billion 1.000%
Next $5 billion 0.990%
Next $5 billion 0.980%
Next $5 billion 0.970%
Next $5 billion 0.950%
Next $5 billion 0.900%
Over $30 billion 0.800%

Institutional
First $500 million 0.900%
Next $500 million 0.850%
Next $4 billion 0.800%
Next $5 billion 0.790%
Next $5 billion 0.780%
Next $5 billion 0.770%
Next $5 billion 0.750%
Next $5 billion 0.700%
Over $30 billion 0.600%

72DD)                      1. Total income dividends for which record date passed during the period
Investor Class                                                      72
Institutional Class                                           -

2. Dividends for a second class of open-end company shares
R Class                                           -
Advisor Class                                                      2

73A)           1. Dividends from net investment income
Investor Class                                                      $0.0943
Institutional Class                                           $0.1248
2. Dividends for a second class of open-end company shares
R Class                                           $0.0181
Advisor Class                                           $0.0562

74U)           1. Number of shares outstanding (000's omitted)
Investor Class                                                      1389
Institutional Class                                           4

2. Number of shares outstanding of a second class of open-end company shares (000'somitted)
R Class                                           12
Advisor Class                                                      97

74V)           1. Net asset value per share (to nearest cent)
Investor Class                                                      $16.61
Institutional Class                                           $16.66

2. Net asset value per share of a second class of open-end company shares (to nearestcent)
R Class                                           $16.47
Advisor Class                                                      $16.54

Series Number: 3
For period ending 7/31/14

48)
Investor, R, and Advisor
First $500 million 1.150%
Next $500 million 1.100%
Next $4 billion 1.050%
Next $5 billion 1.040%
Next $5 billion 1.030%
Next $5 billion 1.020%
Next $5 billion 1.000%
Next $5 billion 0.950%
Over $30 billion 0.850%

Institutional
First $500 million 0.950%
Next $500 million 0.900%
Next $4 billion 0.850%
Next $5 billion 0.840%
Next $5 billion 0.830%
Next $5 billion 0.820%
Next $5 billion 0.800%
Next $5 billion 0.750%
Over $30 billion 0.650%

72DD)                      1. Total income dividends for which record date passed during the period
Investor Class                                                      156
Institutional Class                                           -

2. Dividends for a second class of open-end company shares
R Class                                           1
Advisor Class                                                      6

73A)           1. Dividends from net investment income
Investor Class                                                      $0.2067
Institutional Class                                           $0.2379
2. Dividends for a second class of open-end company shares
R Class                                           $0.1287
Advisor Class                                           $0.1677

74U)           1. Number of shares outstanding (000's omitted)
Investor Class                                                      1,299
Institutional Class                                           2

2. Number of shares outstanding of a second class of open-end company shares (000'somitted)
R Class                                           9
Advisor Class                                                      199

74V)           1. Net asset value per share (to nearest cent)
Investor Class                                                      $16.35
Institutional Class                                           $16.47

2. Net asset value per share of a second class of open-end company shares (to nearestcent)
R Class                                           $16.01
Advisor Class                                                      $16.18